UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SUBJECT LINE: Urgent! Meeting adjournment - Please vote today! Business Development Corp of America

Dear Business Development Corporation of America Shareholder,

We have not yet received your vote in connection with Business Development Corporation of America’s (“BDCA”) Annual Meeting of Stockholders and ask that you place your vote today.

The meeting that was scheduled for May 19, 2017 has been adjourned. We still need to obtain approval on very important matters related to BDCA. According to our latest records, we have not received your vote. I urge you to vote as soon as possible! Your vote is critical, so that BDCA can hold the meeting as scheduled.

Proxy solicitation costs are borne by BDCA and its stockholders. These costs can be substantial. Voting today will help manage these costs and will avoid the need for Broadridge, BDCA’s proxy solicitor, to initiate further calls or mailings to you. We urge you to vote as soon as possible in order to allow BDCA to obtain a sufficient number of votes to hold the meeting as scheduled.

Your vote makes a difference and is important no matter how many shares you own. Please vote promptly so your vote can be received and tabulated.

BDCA has provided a link to the webinar presentation on the proxy statement for your reference here:

http://www.bdcofamerica.com/uploads/BDCA%20Proxy%20Webinar_vF.pdf

BDCA offers this presentation as a supplement to the proxy statement/Form 10-K mailed to you in late March 2017.

Please call us at 855-486-7909 to speak with an agent for live assistance with voting your shares.